Exhibit 3.45

PARTNERSHIP REGISTRATION STATEMENT

1.		NATIONAL INTERNET TRAVEL AGENCY
(Name of Partnership)

2.	Palm Beach	3.	applied for
(State/Country of Formation)			(FEI Number)

4.		5455 N. Federal Highway, Suite O, Boca Raton, FL 33481
(Street Address of Chief Executive Office)

5.		45 Kindred Street Stuart, FL 34994
(Street Address of Principal Office in Florida if applicable)

6.		In accordance with s. 620.8105(1)(c)(l & 2), Florida Statutes, required partner information is provided in one of the following options:
☐		Attached is a list of the names and mailing addresses of ALL partners and Florida Registration Numbers, if other than individuals, or:
☐		The name and street address of the agent in Florida who shall maintain a list of the names and addresses of all partners:
NAME & FLORIDA STREET ADDRESS OF FLORIDA AGENT		IF OTHER THAN INDIVIDUAL, FLORIDA REGISTRATION NUMBER

If any of the partners are other than individuals, its entity name and Florida Registration Number must be listed below:

Partner Entity Name		Florida Document Number

The execution of this statement as a partner constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

Signed this 19th day of March, 1998.

Signatures of TWO Partners:	NATIONAL INTERNET TRAVEL COMPANY
	By:	/s/ Carl B. Marbach
INTERNETWORK PUBLISHING CORPORATION
	By:	/s/ Carl B. Marbach

Typed or printed names of partners signing above:		Carl B. Marbach, President

Carl B. Marbach, President

Filing Fee:	$50.00
Certified copy:	$52.50 (optional)
Certificate of Status:	$8.75 (optional)

Names and mailing addresses of ALL partners and Florida Registration Numbers:

National Internet Travel Company 777 South Flagler Drive Suite 300 East West Palm Beach, FL 33401	P96000085073

Internetwork Publishing Corporation 5455 N. Federal Hwy. Suite O Boca Raton, FL 33496	P94000086028

August 12, 2002

NATIONAL INTERNET TRAVEL AGENCY

SUBJECT:  NATIONAL INTERNET TRAVEL AGENCY
REF:  GP0200001467

We received your electronically transmitted document. However, the document has not been filed. Please make the following corrections and refax the complete document, including the electronic filing cover sheet.

The document must include the Florida document/registration number of any partner or agent that is a person other than an individual.

We cannot find an active filing for RACCOON ACQUISITION I, LLC.

Please return your document, along with a copy of this letter, within 60 days or your filing will he considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6950.

Lee Rivers	FAX Aud. #: EGP020000392
Document Specialist	Letter Number: 202A00047659

Division of Corporations – P.O. Box 6327 – Tallahassee, Florida  32314

AMENDMENT TO PARTNERSHIP REGISTRATION

Pursuant to section 620.8105(7), Florida Statutes, this partnership submits the following to amend its registration:

(Note:  An amendment to a partnership registration cannot be filed with the Florida Department of State unless a partnership registration was previously filed and is of record with this office.)

FIRST:  The name of the partnership is National Internet Travel Agency, G.P.

SECOND:  The partnership was registered with the Florida Department of State on 3/23/1998 and assigned registration number:  GP9800000375     .

THIRD:  Amendment(s):  (Indicate and identify substance of what is being amended, added, or deleted)

See Attached.

The execution of this statement as a partner constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

Signed this 9th day of August, 2002.

Signatures of TWO Partners:	X	/s/ Carl B. Marbach, CEO
	X	/s/ Carl B. Marbach, President
Typed printed names of partners signing above:
Raccoon Acquisition I, LLC
Internetwork Publishing Corporation

Filing Fee:	$25.00
Certified copy:	$52.50 (optional)
Certificate of Status:	$8.75 (optional)

Make checks payable to Florida Department of State and mail to:  Division of Corporations P.O. Box 6327 Tallahassee, FL  32314

Reference is hereby made to the Statement of Dissociation for Partnership filed on behalf of National Internet Travel Agency, G.P. (“NITA”) of even date herewith. As of August 9, 2002, National Internet Travel Company, a Florida corporation is dissociation with NITA. The Partnership Registration Statement (the “Registration”) of National Internet Travel, G.P. is hereby amended as follows:

1.             The address section attached to the “Registration” is hereby deleted in its entirety and amended as follows:

Raccoon Acquisition I, LLC 9 West 57th Street 37th Floor New York, NY 10019	M02000002124

Internetwork Publishing Corporation 5455 N. Federal Highway Suite O Boca Raton, Florida 33496	P94000086028

STATEMENT OF DISSOCIATION FOR PARTNERSHIP

Pursuant to section 620.8704, Florida Statutes, I hereby submit the following statement of dissociation:

FIRST: The name of the partnership is:  National Internet Travel Agency, G.P.

SECOND:  (CHECK ONE)

☒           The partnership was registered with the Florida Department of State on 3/23/1998 and assigned registration number GP9800000375.

☐            The partnership has not registered with the Florida Department of State.

THIRD:  The purpose of this document is to state that

National Internet Travel Company	has dissociated as a partner from
(Partner’s name)

National Internet Travel Agency, G.P.
(Partnership name)

The execution of this statement in compliance with s. 620.8105(6) constitutes an affirmation under the penalties of perjury that the facts stated herein are true

Signed this 9th day of August, 2002.

NATIONAL INTERNET TRAVEL COMPANY

/s/ Carl B. Marbach
Name: Carl B. Marbach
Title: President

Filing Fee:	$25.00
Certified copy:	$52.50 (optional)
Certificate of Status:	$8.75 (optional)

Make checks payable to Florida Department of State and mail to:
Division of Corporation P.O. Box 6327 Tallahassee, FL 32314